Filed Pursuant To Rule 433
Registration No. 333-209926
May 26, 2016

SPDR Spotlight: ID6675 INSIGHTS ON GOLD WEBINAR: JUNE 21 AT 2PM ET Join our gold strategists as they review the conditions and trends behind the recent surge in gold demand and our expectations for the gold market going forward. Register>> Fund Details and Important Risk Information: GLD

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.